UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 13, 2009

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 – 1529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On April 13, 2009, Cowlitz Bancorporation responded to Crescent Capital VI LLC’s April 9, 2009 letter to the Company, which included a request to be given control of the board of directors. The response unanimously approved by the board of directors included the following:

  The board received and extensively discussed the settlement proposal sent by Crescent

  The board was disappointed in Crescent’s response to the Company’s request for additional information, underscored by Crescent’s decision to short-circuit the board's deliberative process and any further discussions by filing preliminary soliciting materials.

  The board believes that Crescent fails to appreciate the significance of the decision Crescent was demanding--to voluntarily give complete control of the Company to a minority shareholder and to take that decision out of shareholder hands.

  The board will perform their fiduciary duties carefully and fully and Crescent cannot expect them to do anything less.

  The board requires additional information critical to that decision, which Crescent can, of course, choose not to provide and has elected that course of action.

  The Company’s subsidiary bank may need additional capital for a variety of reasons and the ability and willingness of Crescent to provide that is one significant factor the board needs to take into account.

  The board has other legitimate concerns that Crescent’s election to withhold relevant information exacerbates.

  The preliminary proxy filing and short timelines unilaterally imposed by Crescent to "agree and sign" the proffered settlement agreement makes it clear that Crescent’s goal is to gain immediate control without shareholder input.

  No date has been set for the shareholders meeting and the board has further time to consider any additional information Crescent may wish to share. The board, in its deliberations, had been considering a counter proposal in an attempt to bridge both parties’ interests but the decision by Crescent to start the proxy contest now suggests those efforts may be futile.

  Crescent’s filings and communications indicate it has no interest in a negotiated solution.

Important Information

Cowlitz Bancorporation and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Cowlitz Bancorporation in connection with the Company’s 2009 annual meeting of stockholders. Information concerning the interests of participants in the solicitation of proxies will be included in any proxy statement filed by Cowlitz Bancorporation in connection with the Company’s 2009 annual meeting of stockholders.

In addition, Cowlitz Bancorporation files annual, quarterly and special reports with the U.S. Securities and Exchange Commission (the “SEC”). The proxy statements and other reports, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from Cowlitz Bancorporation at www.cowlitzbancorp.com. Cowlitz Bancorporation stockholders are advised to read carefully any proxy statement filed in connection with the Company’s 2009 annual meeting of stockholders when it becomes available before making any voting or investment decision. The Company’s proxy statement will also be available for free by writing to Cowlitz Bancorporation, 927 Commerce Ave., Longview, Washington 98632.

Item 9.01     Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION
(Registrant)

Date:	April 16, 2009	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, President and CEO